Exhibit 4.1

Number _____	Shares _______

SEE REVERSE FOR IMPORTANT

NOTICE ON TRANSFER RESTRICTIONS

AND OTHER INFORMATION

MEDALIST DIVERSIFIED REIT, INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT Cede & Co. is the owner of _________________ (___________) fully paid and non-assessable shares of common stock, $0.01 par value per share, of

MEDALIST DIVERSIFIED REIT, INC.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ____ day of ___________, 2018.

__________________________________________	____________________________________________
Thomas E. Messier	William R. Elliott
Chairman, Chief Executive Officer, Secretary and Treasurer	Vice Chairman, Chief Operating Officer and President

Countersigned and Registered:

V Stock Transfer LLC

Transfer Agent and Registrar

By:
Authorized Signature

IMPORTANT NOTICE

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN INTERESTS IN THE CORPORATION IF, AS A RESULT OF SUCH ACQUISITION OR BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP, (I) SUCH PERSON WOULD OWN SHARES IN EXCESS OF THE AGGREGATE STOCK OWNERSHIP LIMIT OR THE COMMON STOCK OWNERSHIP LIMIT (II) THE CORPORATION WOULD BE “CLOSELY HELD” WITHIN THE MEANING OF SECTION 856(H) OF THE CODE (III) THE CORPORATION WOULD FAIL TO QUALIFY AS A REIT OR OTHERWISE FAIL TO QUALIFY AS A REIT, (IV) ALL OF THE INTERESTS IN THE CORPORATION WOULD BE HELD BY FEWER THAN 100 PERSONS OR (V) ANY INCOME OF THE CORPORATION THAT WOULD OTHERWISE QUALIFY AS RENTS FROM REAL PROPERTY FOR PURPOSES OF SECTION 856(D) OF THE CODE FAIL TO QUALIFY AS SUCH. ANY PERSON WHO ACQUIRES, OR ATTEMPTS TO ACQUIRE INTERESTS IN THE CORPORATION IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION; ANY INTERESTS IN THE CORPORATION SO HELD MAY BE SUBJECT TO MANDATORY SALE IN CERTAIN EVENTS, CERTAIN PURPORTED ACQUISITIONS OF INTERESTS IN THE CORPORATION IN EXCESS OF SUCH LIMITATIONS SHALL BE VOID AB INITIO, AND ANY INTERESTS IN THE CORPORATION PURPORTED TO BE ACQUIRED OR BENEFICIALLY OWNED OR CONSTRUCTIVELY OWNED IN VIOLATION OF SUCH LIMITATIONS MAY BE AUTOMATICALLY TRANSFERRED TO A TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION’S CHARTER, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS IT.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN,

OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT ___________________ Custodian
TEN ENT	-	as tenants by the entireties	(Custodian) (Minor)
JT TEN	-	as joint tenants with right of	under Uniform Gifts to Minors Act of
		survivorship and not as tenants	___________________________________
		in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________________________ hereby sells, assigns and transfers unto                                                                                                                                                            (please insert name and address of Assignee, including zip code and Social Security or other identifying number of Assignee), (                        ) shares of 7.125% Series D Cumulative Preferred Stock, $.01 par value per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint                                                                                          agent to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:_______________________________________
NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.